Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Streamline Health Solutions, Inc.

Atlanta, Georgia

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Streamline Health Solutions, Inc. our report dated August 2, 2012 relating to the audit of the financial statements of Meta Health Technology, Inc. for the years ended December 31, 2011 and 2010, which appears in Streamline Health Solution, Inc.’s Current Report on Form 8-K/A dated October 31, 2012.  We also consent to the reference to us under the caption “Experts” in the Prospectus.”

Habif, Arogeti & Wynne, LLP

Atlanta, Georgia

July 19, 2013